UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 7, 2015 (May 7, 2015)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 7, 2015, the Board of Directors of First Industrial Realty Trust, Inc. (the “Company”) approved an amendment to the Second Amended and Restated Bylaws of the Company and adopted an amendment and restatement thereof (such amendment and restatement, the “Third Amended and Restated Bylaws”), effective as of such date. The Third Amended and Restated Bylaws include a new Section 9.11, which provides that, unless the Company consents in writing to the selection of an alternate forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law or the Company’s charter or bylaws or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

The foregoing summary of the amendment to the Second Amended and Restated Bylaws and the Third Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2015 annual meeting of stockholders (the “Annual Meeting”) was held on May 7, 2015. Of the 110,727,654 shares of common stock outstanding and entitled to vote on the March 20, 2015 record date for the Annual Meeting, a total of 105,073,790 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:

a.	To elect the six directors listed below to the Board of Directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualify. The Company’s stockholders voted to elect the six nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	For	Against	Abstain
Matthew S. Dominski	98,359,516	683,564	25,007
Bruce W. Duncan	98,487,592	564,929	15,566
H. Patrick Hackett, Jr.	98,363,316	682,545	22,226
John Rau	98,256,637	792,978	18,472
L. Peter Sharpe	97,211,074	1,834,521	22,492
W. Ed Tyler	98,668,009	377,010	23,068

There were 6,005,703 broker non-votes with respect to each nominee.

b.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting. The Company’s stockholders voted to approve this proposal with 97,877,455 votes “For” and 1,083,608 votes “Against”. There were 107,024 abstentions and 6,005,703 broker non-votes.

c.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2015. The Company’s stockholders voted to approve this proposal with 104,761,134 votes “For” and 240,898 votes “Against”. There were 71,758 abstentions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of First Industrial Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Name:	Daniel J. Hemmer
Title:	General Counsel

Date: May 7, 2015